Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Shalott Cecchini
Marketing Manager
 (T) 469-573-6741
scecchini@greenbrickpartners.com

GREEN BRICK PARTNERS, INC. ANNOUNCES EXERCISE OF OPTION IN COMMON STOCK OFFERING

PLANO, Texas, June 29, 2018 -- Green Brick Partners, Inc. (NASDAQ: GRBK) (the “Company”) today announced that the underwriters of the previously announced underwritten public offering by certain of its stockholders affiliated with Third Point LLC (the “selling stockholders”) have fully exercised their option to purchase an additional 1,071,034 shares at the public offering price of $9.50 per share, less their previously announced underwriting discount. After giving effect to the full exercise of the option, the total number of shares sold by the selling stockholders in the offering increased to 8,211,267 shares. The exercise of the option is expected to close on July 3, 2018, subject to customary closing conditions.

The Company is not issuing or selling any shares of its common stock in the offering and will not receive any proceeds from the sale of shares by the selling stockholders.

Citigroup, Credit Suisse and J.P. Morgan are joint book-running managers for the offering. BTIG and JMP Securities are acting as co-managers for the offering.

The offering of these securities is being made pursuant to a registration statement on Form S-3 (File No. 333-223610) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on March 20, 2018. Copies of the final prospectus supplement related to the offering and accompanying prospectus may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by telephone at (800) 221-1037 or by email at newyork.prospectus@credit-suisse.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering of these securities will be made only by means of the applicable prospectus supplement and accompanying prospectus.

About Green Brick Partners:

Green Brick Partners, Inc. (NASDAQ: GRBK) is a diversified homebuilding and land development company. Green Brick owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes of DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a homebuilder in Atlanta, Georgia (The Providence Group of Georgia, LLC) and a homebuilder in Port St. Lucie, Florida (GRBK GHO Homes, LLC). Green Brick also owns a non-controlling interest in Challenger Homes in Colorado Springs, Colorado. The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities.

Forward-Looking Statements

Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; demand for real estate investments in the geographic markets in which we operate; our ability to successfully manage and integrate acquisitions; significant inflation or deflation; labor and raw material shortages; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire land suitable for residential homebuilding at reasonable prices; an inability to develop and sell communities successfully or within expected timeframes; risks related to regulatory approvals and government regulation; the interpretation of or changes to tax, labor and environmental laws and regulations; volatility of mortgage interest rates; the unavailability of mortgage financing; the occurrence of severe weather or natural disasters; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.